UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2007

NMT Medical, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21001	95-4090463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Wormwood Street Boston, Massachusetts	02210-1625
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 737-0930

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 21, 2007, the stockholders of NMT Medical, Inc., a Delaware corporation (the “Company”), approved and adopted the Company’s 2007 Stock Incentive Plan (the “Plan”), under which employees, including officers and directors, and consultants may receive awards. The 2007 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards. The Board of Directors of the Company (the “Board”) believes that the Company’s future success depends, in large part, upon its ability to maintain a competitive position in attracting, retaining and motivating key personnel. On March 1, 2007, the Board adopted the Plan, subject to stockholder approval. Up to 600,000 shares of the Company’s common stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the Plan.

The Plan is intended to replace both the Company’s Director’s Plan (the “Director’s Plan”) and the Company’s 2001 Stock Incentive Plan, as amended. The Director’s Plan expired by its terms in June 2006. As of April 27, 2007, options to purchase 197,300 shares of common stock were outstanding under the Director’s Plan and no additional shares were reserved for future option grants. As of April 27, 2007, options to purchase 790,486 shares of common stock were outstanding under the 2001 Plan and an additional 213,325 shares were reserved for future option grants. Upon the expiration of the Director’s Plan, all then outstanding options remained in effect, but no additional option grants may be made under the Director’s Plan.

The Plan may be administered by the Board or by one or more committees of the Board (the “Administrator”). Subject to the provisions of the Plan, the Administrator has the power to determine the terms of each award granted, including the exercise price, the number of shares subject to the award and the exercisability thereof.

A description of the material terms of the Plan was included in the Company’s 2007 Proxy Statement, under the caption “Proposal 2-Approval of 2007 Stock Incentive Plan,” which description is incorporated herein by reference. The foregoing description of the Plan is qualified in its entirety by reference to the actual terms of the Plan and forms of agreements thereunder, which are filed with this Current Report on Form 8-K as Exhibits 10.1 through 10.4.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMT MEDICAL, INC.

Date: June 26, 2007	By:	/s/ Richard E. Davis
Richard E. Davis
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	2007 Stock Incentive Plan

10.2	Form of Incentive Stock Option Agreement

10.3	Form of Nonstatutory Stock Option Agreement

10.4	Form of Restricted Stock Option Agreement